Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this current report on Form 8-K/A of 1-800 CONTACTS, INC. of our report dated February 7, 2003 relating to the financial statements of K&D Distributors, Ltd. d/b/a Lens1st for the year ended December 31, 2000.

/s/ PLANTE & MORAN, PLLC

Toledo, Ohio
April 15, 2003